Exhibit 10.2

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AMENDMENT NO. 1 TO THE

DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Amendment No. 1 to the Development and Commercialization Agreement (the “Amendment”) dated June 12,  2019  (the “Amendment Effective Date”) is made by and between THERAVANCE BIOPHARMA IRELAND LIMITED, a corporation organized under the laws of Ireland having its principal office at Connaught House, 1 Burlington Road, Dublin 4  D04 C5Y6, Ireland (“THERAVANCE”), and MYLAN IRELAND LIMITED, a limited company organized and existing under the laws of Ireland with its offices at South Bank House, Barrow Street, 6th Floor, Dublin 4, Ireland (“MYLAN”). THERAVANCE and MYLAN may be referred to, individually, as a “Party” or, together, as the “Parties.”

RECITALS

WHEREAS, MYLAN and THERAVANCE are the parties in interest to the Development and Commercialization Agreement dated January 30, 2015 (the “Agreement”) pursuant to which they are collaborating in the Development and Commercialization of a proprietary long-acting muscarinic compound discovered by THERAVANCE and identified as TD-4208 or revefenacin (current US brand name: YUPELRI®) for the treatment of respiratory disorders; and

WHEREAS, MYLAN and THERAVANCE desire to amend the Agreement to provide for, among other things, inclusion of China in the Territory, related changes to the financial terms, and mutual agreement to conduct a further clinical study.

NOW, THEREFORE THERAVANCE and MYLAN, intending to be legally bound, hereby agree as follows:

1.   Definitions.

A.         The definition of the term “Territory” in Section 1.117 of the Agreement is hereby amended and restated to read as follows:

“Territory” means worldwide, provided that upon reversion, a Reverted Country shall no longer be included within the Territory.

B.         For purposes of this Amendment,  capitalized terms used herein and not otherwise defined shall have the meaning given them in the Agreement.

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2.   China.

A.   For the avoidance of doubt, since by virtue of this Amendment the Territory under the Agreement is now worldwide, the Parties agree that Section 2.07 of the Agreement has no further force or effect.

B.   Promptly after the Amendment Effective Date, but no later than [* * *] following the Amendment Effective Date, the Parties shall agree on a Development Plan and a Development Budget for the Licensed Product in the Field in China pursuant to Section 4.03 of the Agreement which will include, besides the provisions required by Section 4.03, a commitment by MYLAN to use Diligent Efforts hereunder to:

(i)   file a Clinical Trial Application (or IND equivalent) in China [* * *] of the Amendment Effective Date;

(ii)  file a Marketing Authorization Application (or MAA equivalent) in China within [* * *] of the China Clinical Trial Application (or IND equivalent) approval; and

(iii)  make the first Commercial Sale in China within [* * *] of receiving Marketing Authorization approval in China.

C.   MYLAN shall be responsible for all Development, manufacturing and Commercialization activities for China and pay all Development Expenses,  Manufacturing Costs and Commercialization costs incurred or committed to and which will be set forth in the Development Budget contained in the Development Plan for China Development and in the Commercial Budget contained in the Commercialization Plan for China.

3.   Financial Provisions.  In consideration of the rights and licenses granted to MYLAN under the Agreement, as amended by this Amendment, the Parties hereby agree to amend and restate Exhibit F in its entirety as attached hereto.

4.   Registration and Filing of This Amendment.  To the extent, if any, that either Party concludes in good faith that it or the other Party is required to file or register this Amendment or a notification thereof with any Governmental Authority, including the U.S. Securities and Exchange Commission or the U.S. Federal Trade Commission, in accordance with applicable Laws, such Party shall inform the other Party thereof.  Should both Parties jointly agree that either of them is required to submit or obtain any such filing, registration or notification, they shall cooperate, each at its own expense, in such filing, registration or notification and shall execute all documents reasonably required in connection therewith.  In such

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filing, registration or notification, the Parties shall request confidential treatment of sensitive provisions of this Amendment, to the extent permitted by Law, and will involve each other in a reasonable fashion to help ensure each Party’s confidentiality concerns are addressed to the extent permissible.  The Parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Amendment, and shall reasonably cooperate to respond to any request for further information there from on a timely basis.

5.   Governing Law. This Amendment shall be construed, and the respective rights of the Parties determined, according to the substantive law of the State of New York notwithstanding the provisions governing conflict of laws under such New York law to the contrary, except matters of intellectual property law which shall be determined in accordance with the intellectual property Laws relevant to the intellectual property in question.

6.   Severability. In the event of the invalidity of any provisions of this Amendment, the Parties agree that such invalidity shall not affect the validity of the remaining provisions of this Amendment.  The Parties will replace an invalid provision with valid provisions which most closely approximate the purpose and economic effect of the invalid provision. In the event that the terms and conditions of this Amendment are materially altered as a result of the preceding sentences, the Parties shall renegotiate the terms and conditions of this Amendment in order to resolve any inequities.  Nothing in this Amendment shall be interpreted so as to require either Party to violate any applicable Laws.

7.   Amendment; Waiver. Any term or condition of this Amendment may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  No waiver by any Party of any term or condition of this Amendment, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Amendment on any future occasion.  Except as expressly set forth in this Amendment, all rights and remedies available to a Party, whether under this Amendment or afforded by law or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such Party.

8.   Entire Agreement, as Amended. The Agreement (including the exhibits and schedules thereto), as amended by this Amendment (including the exhibit hereto), constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all previous agreements and understandings between the Parties with respect to such subject matter, whether written or oral.  No Party has entered into this Amendment in reliance upon any statement, representation, warranty or undertaking made by or on behalf of any other Party other than those expressly set out in this Amendment. This Amendment may be

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altered, amended or changed only in writing and by making specific reference to this Amendment and signed by duly authorized representatives of THERAVANCE and MYLAN.

9.   Third Party Beneficiaries. None of the provisions of this Amendment shall be for the benefit of or enforceable by any Third Party, including without limitation any creditor of either Party hereto. No such Third Party shall obtain any right under any provision of this Amendment or shall by reasons of any such provision make any Claim in respect of any debt, liability or obligation (or otherwise) against either Party hereto.

10. Effect of Amendment.  Except as expressly amended hereby, the Agreement shall remain in full force and effect.

11. Counterparts.  This Amendment may be executed in any two counterparts, each of which, when executed, shall be deemed to be an original and both of which together shall constitute one and the same document.

IN WITNESS WHEREOF, THERAVANCE and MYLAN, by their duly authorized officers, have executed this Amendment on the Amendment Effective Date.

THERAVANCE BIOPHARMA	MYLAN IRELAND
IRELAND LIMITED	LIMITED

By: /s/ Ann Brady	By: /s/ Peter McCormick
Ann Brady	Peter McCormick
President

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EXHIBIT F

Financial Exhibit

Section 1.01    Upfront Payment.

(a)                    U.S. and ROW. MYLAN shall pay to THERAVANCE a non-refundable fee of Fifteen Million United States Dollars (U.S. $15,000,000) (the “Upfront Payment”) in partial consideration for the rights and licenses granted to it under this Agreement. MYLAN shall become obligated to pay the Upfront Payment 120 days after the Effective Date.

(b)                    China Upfront Payment. Upon the Amendment Effective Date MYLAN shall pay to THERAVANCE a one-time, non-refundable, non-creditable upfront payment of Eighteen Million, Five Hundred Thousand United States Dollars (U.S. $18,500,000) (the “Amendment Upfront Payment”) in partial consideration for the rights and licenses granted to it under the Amendment. MYLAN shall be obligated to pay the Amendment Upfront Payment within [* * *] after the Amendment Effective Date.

Section 1.02    Milestone Payments.

(a)        U.S and ROW Development and Sales Milestones.  In further consideration for the acquisition of license rights under the THERAVANCE Patents, THERAVANCE Know-How and the Joint Invention Patents under Section 2.01, MYLAN shall also pay to THERAVANCE the one-time payments set forth below for the first occurrence of the corresponding Development Milestone or Sales Milestone referred to therein (each, a “US and ROW Milestone”):

Development Milestones	Amount

[* * *]	[* * *]

Sales Milestones	Amount

[* * *]	[* * *]

Payment Only Once for U.S and ROW Milestones. For the avoidance of doubt, U.S. and ROW Milestones are each payable only once, upon first attainment of the relevant milestone, regardless of how many times a Milestone is reached.  In the event that more than one Sales Milestones are achieved in a given Calendar Year then the lower Sales Milestone payment for the Stand Alone Licensed Product would be payable for that Calendar Year and the higher Sales Milestone would be payable at the end of the following Calendar Year provided that the higher Sales Milestone is achieved and/or maintained in the following Calendar Year.

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(b)        China Development and Sales Milestones. In further consideration for the acquisition of license rights under the THERAVANCE Patents, THERAVANCE Know-How and the Joint Invention Patents under Section 2.01, MYLAN shall also pay to THERAVANCE the one-time payments set forth below for the first occurrence of the corresponding China Development Milestone or China Sales Milestone referred to therein (each, a “China Milestone”):

China Development Milestones

[* * *] Fee. Upon approval of [* * *], in consideration of the licenses granted to MYLAN and THERAVANCE’s co-operation [* * *],  MYLAN shall pay to THERAVANCE a one-time, non-refundable, non-creditable payment of [* * *].

[* * *] Fee. Upon receipt of [* * *], in consideration of the licenses granted to MYLAN and THERAVANCE’s activities in respect of [* * *], MYLAN shall pay to THERAVANCE a one-time, non-refundable, non-creditable payment of [* * *].

[* * *] Fee.  Upon the receipt of [* * *], in consideration of the licenses granted to MYLAN and THERAVANCE’s activities in respect of [* * *], MYLAN shall pay to THERAVANCE a one-time, non-refundable, non-creditable payment of [* * *].

China Sales Milestones

1.1       Upon the first achievement of each sales milestone event set forth in the table below (each, a “China Sales Milestone Event”), MYLAN shall make the corresponding milestone payment to THERAVANCE (each, a “China Sales Milestone Payment”):

China Sales Milestones Events
Milestone Event	Milestone Payment
[* * *]	[* * *]

Payment Only Once for China Sales Milestones. For the avoidance of doubt, each of the foregoing China Sales Milestone Payments will be payable only once upon the first achievement of each cumulative China Net Sales threshold set forth above. In the event that more than one China Sales Milestone Event is achieved in a given Calendar Year, MYLAN shall pay THERAVANCE the China Sales Milestone Payment associated with each such China Sales Milestone Event achieved during such Calendar Year.  For example, if Cumulative Net Sales reach the thresholds for both the [* * *] China Sales Milestone Events for the first time in a given Calendar Year (and no other China Sales

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Milestone Event), MYLAN shall pay THERAVANCE [* * *] in China Sales Milestone Payments for such Calendar Year; and if cumulative China Net Sales reach the thresholds for the remaining Milestone Events in the following Calendar Year (i.e. [* * *] in cumulative China Net Sales), MYLAN shall pay THERAVANCE [* * *] in China Sales Milestone Payments pursuant to China Sales Milestone Events [* * *] above.

(c)        Notification and Payment.  In the event of attainment of a U.S and ROW Milestone or a China Milestone, a Party shall promptly, but in no event more than [* * *] Business Days after the achievement of each such Milestone, notify the other Party in writing of the achievement of same.  For each Milestone achieved, MYLAN shall promptly, but in no event more than [* * *] Business Days after receipt of THERAVANCE’s invoice therefore, remit payment to THERAVANCE for such Milestone.

Section 1.03    Operating Profit (Loss) Share in the U.S.

(a)        The Parties shall share the Operating Profits (Losses) from the sale of the Licensed Products in the Field in the U.S as set forth in this Section 1.03. The Parties expect that Net Sales in the U.S. shall be accounts receivable of MYLAN and MYLAN shall receive payment on account thereof.

(b)        During the Term, MYLAN and THERAVANCE shall split the Operating Profits (Losses), sixty-five percent (65%) to MYLAN and thirty-five percent (35%) to THERAVANCE.

(c)         In the event that both Parties elect to sublicense the Commercialization of the Licensed Products in the Field in the U.S. to a Third Party, all cash consideration received in consideration for the grant of such sublicense will be treated as Net Sales in the U.S.  For clarity, any such sublicense must be agreed by both Parties.  In the event that one Party sublicenses the Commercialization of the Licensed Products in the Field in the U.S. to a Third Party, the sharing of Operating Profits (Losses) shall, as between the Parties, remain as set forth in Section 1.03(b) of this Exhibit F.

(d)        The sharing of Operating Profits (Losses) set forth in this Section 1.03 shall be reported, calculated and paid in accordance with Section 1.07 below.

Section 1.04    Payment of Royalties to THERAVANCE on Net Sales in the ROW Countries.

(a)        As further consideration for the acquisition of license rights under the THERAVANCE Patents and THERAVANCE Know-How under this Agreement, MYLAN shall pay to THERAVANCE royalties on Net Sales of Licensed Products in the Field in the ROW Countries that either (i) are covered by a Valid Claim within a

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THERAVANCE Patent or (ii) incorporate the THERAVANCE Know-How, Less ROW Recall Costs (“Adjusted Net Sales”), in the following percentages (“Royalties”):

On the portion of annual Adjusted Net Sales of Licensed
Product in the Field in the ROW Countries up to U.S. [* * *]:	[* * *]

On the portion of annual Adjusted Net Sales of Licensed
Product in the Field in the ROW Countries over U.S. [* * *]
and less than U.S. [* * *]:	[* * *]

On the portion of annual Adjusted Net Sales of Licensed
Product in the Field in the ROW Countries over U.S. [* * *]:	[* * *]

(b)        Notwithstanding the foregoing, the Royalties shall be reduced by [* * *] with respect to Licensed Products that are not covered by a Valid Claim within the THERAVANCE Patents in the Country of sale.  For purposes of the foregoing, “cover” means that the manufacture, use, sale or importation of a Licensed Product would infringe a Valid Claim within the THERAVANCE Patents but for the licenses granted to MYLAN herein. For avoidance of doubt, this [* * *] reduction does not apply to Royalties owed on Net Sales in China.

Section 1.05    Payment of Royalties to THERAVANCE on Net Sales in China.

(a)        China Royalty Rates.  In further consideration of THERAVANCE’s grant of the rights and licenses to MYLAN for China hereunder, MYLAN shall, during each applicable China Royalty Term, pay to THERAVANCE royalties at the tiered royalty rates specified in the following table with respect to the Annual Net Sales in China:

China Annual Net Sales	Royalty Rates
For the portion of Annual Net Sales less than or equal to U.S. [* * *]	[* * *]
For the portion of Annual Net Sales exceeding U.S. [* * *] and less than or equal to U.S. [* * *]	[* * *]
For the portion of Annual Net Sales above U.S. [ * * * ]	[* * *]

(b)        China Generic Competition. If  [* * *] Generic Products gain Marketing Authorization and are successfully launched in China, then, commencing in the first

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Calendar Quarter after the [* * *] Generic Product is launched and continuing for so long as such [* * *] Generic Products remain on the market in China, the applicable royalty rate that would otherwise be owed on Net Sales of such Licensed Product in China under Section 1.05(a) will be reduced by [* * *] and other amounts payable under Section 1 shall not be affected by the foregoing sentence.

For the purposes of this section, “Generic Product” means with respect to a Product in China, any product sold by a Third Party (including a “generic product”) approved in China for sale in reliance on a prior approval of a Licensed Product, under Section 505(j) of the Federal Food, Drug and Cosmetic Act, Section 12 of the Provisions for Drug Registration of the People’s Republic of China, or a successor or foreign equivalent Applicable Law, by way of an abbreviated regulatory mechanism by the Regulatory Authority in China, which product meets the equivalency determination by the applicable Regulatory Authority (including a determination that the product is “therapeutic equivalent”, “interchangeable”, “substitutable” or other term of similar meaning, with respect to such Licensed Product).  A product shall not be considered to be a Generic Product if (a) MYLAN or any of its Affiliates or any sublicensee enabled by MYLAN or its Affiliates to (directly or indirectly) sell such product is or was involved in the development or commercialization of such product, or (b) such product is commercialized by any Third Party who obtained such product in a chain of distribution that included MYLAN or any of its Affiliates or any sublicensee enabled by Mylan or its Affiliates to (directly or indirectly) sell such product.

Section 1.06    Duration of Royalty Payments to THERAVANCE.

(a)        Commencement.  All royalties payable under Section 6.05(a) shall be paid on a Country-by-Country basis from First Commercial Sale of the Licensed Product in the relevant ROW Country.

(b)        Duration of Royalties; Adjustment of Royalties.  Royalty obligations under Section 6.05 shall apply on a Country-by-Country basis, until the later of (i) the expiration or termination of the last Valid Claim of a THERAVANCE Patent or Joint Invention Patent covering the Licensed Product in the ROW Country of sale and (ii) thirteen (13) years from First Commercial Sale of the Licensed Product anywhere in the Territory.

(c)        China Royalty Term.  The royalty payments for China payable under the above Section 1.05 shall be payable on a Country-by-Country basis from the First Commercial Sale of such Licensed Product in such Country until the later of:  (i) the fifteenth (15th) anniversary of the date of the First Commercial Sale of such Licensed Product in such Country; and (ii) the expiration of the last Valid Claim (including any patent term adjustments or extensions) within the THERAVANCE Patents that cover such Licensed Product in such Country (the “China Royalty Term”).

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Section 1.07    Payments to Third Parties; Combination Products.

(a)        Payments to Third Parties.  If MYLAN is required to pay any amounts to a Third Party with respect to the manufacturing,  using or selling Licensed Product in a ROW Country based on the intellectual property rights of such Third Party covering such Licensed Product, MYLAN shall be entitled to deduct [* * *] of any such amount paid to such Third Party from the Royalties otherwise due THERAVANCE for such Licensed Product, provided in no event shall such reduction(s) reduce the royalties otherwise payable to THERAVANCE during any Calendar Year by more than [* * *], and provided further than amounts not deducted in accordance with this Section 1.06 shall be carried forward to the following Calendar Year until [* * *] of all such amounts is so deducted. Notwithstanding the forgoing, MYLAN shall be solely responsible for any and all Third Party Obligations with respect to the Licensed Product in China as a result of the activities hereunder.

(b)        Combination Products.  For Combination Licensed Products, the Parties shall meet prior to beginning clinical Development of such Combination Licensed Product, and negotiate in good faith appropriate adjustments to the ROW Royalty, China Royalty, and share of Operating Profits (Loss) for THERAVANCE to receive, based on the relative value of: 1) the Parties’ respective contributions to the Development and Commercialization (including associated expenses) of such Combination Licensed Product; and 2) relative importance and proprietary protection of the Stand Alone Licensed Product and the other active ingredient(s) included in such Combination Licensed Product.  In the event the Parties are unable to agree with respect to such adjustments, Operating Profits (Losses) or Royalties, as applicable shall be multiplied by the fraction equal to 1/[the number of active ingredients in such Combination Licensed Product].

Section 1.08    Reporting and Payment.

(a)        Reports.

(i)         On or before the tenth (10th) day of each month, each Party will provide a written report to the other Party setting forth, with respect to THERAVANCE, the Development Expenses and, with respect to both Parties, the Operating Expenses, Shared Expenses and Patent expenses subject to reimbursement in accordance with Article 12 (“Reimbursable Patent Expenses”), incurred and anticipated to be incurred by such Party during the then-current Calendar Quarter and Calendar Year.  Such reports shall compare such amounts to the amounts set forth in the Development Budget or Commercial Budget, respectively, for the corresponding periods.  Within fifteen (15) days after the end of each Calendar Quarter during the Term, THERAVANCE shall also provide to MYLAN a written report of its Operating Expenses, Shared Expenses and Reimbursable Patent Expenses incurred for such Calendar Quarter.

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(ii)        As soon as is reasonably practical after the end of each Calendar Quarter, MYLAN shall submit to THERAVANCE a written report (each, a “Quarterly Report”) setting forth in reasonable detail for such Calendar Quarter (i) Net Sales in the Territory, in the aggregate and on a country-by-country basis, (ii) Royalties owed to THERAVANCE on ROW Net Sales, (iii) COGS for the U.S., (iv) Operating Expenses and Shared Expenses for the Calendar Quarter, incurred by each Party and in the aggregate, (v) Operating Profit (Loss) and each Party’s share thereof, (vi) Reimbursable Patent Expenses and each Party’s share thereof, and (vii) the amounts due to or from the relevant Party, as well as the computation of each of the foregoing.

(iii)       Subject to Section 1.08(b) below, within fifteen (15) days following submission to THERAVANCE of each Quarterly Report, the Parties shall make any reconciling payments necessary to effect the Royalties owed to THERAVANCE pursuant to Section 1.04 of this Exhibit F, and the sharing of Operating Expense and Operating Profit (Loss) of the Parties set forth in Section 1.03 of this Exhibit F for such Calendar Quarter.  For clarity, if the amount of the Operating Profits (Loss) are negative with respect to any Calendar Quarter, the Parties will share such Operating Loss and THERAVANCE will make any necessary payments to MYLAN.

(iv)       The reports required by this Section 1.08 shall be the reporting Party’s Confidential Information subject to the protections of Article 9 of the Agreement.

(b)        Disputes.   In the event of a dispute regarding any amount reported by a Party or any amount owed under Section 1.08(a) above, the JSC shall promptly meet and negotiate in good faith a resolution to such dispute.  In the event that the JSC is unable to resolve such dispute within sixty (60) days after notice by the disputing Party, the Parties will (a) use reasonable, good faith efforts to reach agreement on the appointment of one internationally-recognized independent accounting firm to determine the matter or (b) if the Parties cannot reach agreement on such accounting firm, then the head of the office of the American Arbitration Association in New York City shall choose an internationally-recognized independent accounting firm to make the final determination.

(c)        Efforts to Streamline Reporting. The Parties will cooperate in good faith to develop processes and align the reporting timelines set forth in this Section 1.08 with each Party’s internal close calendars and internal and other reporting obligations.